AMENDED RULE 18f-3 PLAN

1. A portfolio of the RBB Fund, Inc. ("Portfolio") may issue more than one class of voting stock ("Class"), provided that:

(a) Each such Class:

(1) (i) Shall have a different arrangement for shareholder services or the distribution of securities or both, and shall pay all of the expenses of that arrangement; and

   (ii) May pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of the Portfolio's assets, if those expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other Classes;

(2) Shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement;

(3) Shall have separate voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and

(4) Shall have in all other respects the same rights and obligations as each other class.

(b) Expenses may be waived or reimbursed by the Portfolio's adviser, underwriter, or any other provider of services to the Portfolio.

(c) (1) Any payments made under paragraph (a)(1)(i) of this Amended Rule 18f-3 Plan (the “Plan”) shall conform to Appendix A to this Plan, as such Appendix A shall be amended from time to time by the Board.

(2) Before any vote on the Plan or Appendix A, the Directors shall be provided, and any agreement relating to a Class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the Plan.

(3) The provisions of the Plan in Appendix A are severable for each Class, and whenever any action is to be taken with respect to the Plan in Appendix A, that action will be taken separately for each Class.

(d) A Portfolio may offer a Class with an exchange privilege providing that securities of the Class may be exchanged for certain securities of another Portfolio or another Class of the same Portfolio. Such exchange privileges are summarized in Appendix B, as may be modified by the Board from time to time, and are set forth in greater detail in the prospectuses of each of the Classes.

Appendix A

RBB FUND

Current Distribution Fee Levels

As of October 16, 2018

Adviser / Series	Class	Class Designation	12b-1 Plan	Non 12b-1	Front-End Sales Charge
Bogle Investment Management L.P.
Small Cap Growth Fund	Institutional Class	NNN	No	No	No

Boston Partners Global Investors, Inc.
Boston Partners Long/Short Equity Fund	Investor Class Institutional Class	JJJ III	0.25% No	No No	No No
Boston Partners Small Cap Value Fund II	Investor Class Institutional Class	EEE DDD	0.25% No	No No	No No
Boston Partners All-Cap Value Fund	Investor Class Institutional Class	WW VV	0.25% No	No No	No No
WPG Small/Micro Cap Value Fund	Institutional Class	UUU	No	0.25%	No
Boston Partners Long/Short Research Fund	Investor Class Institutional Class	AAAAA BBBBB	0.25% No	No No	No No
Boston Partners Global Equity Fund	Investor Class Institutional Class	CCCCC DDDDD	0.25% No	No No	No No
Boston Partners Global Long/Short Fund	Investor Class Institutional Class	JJJJJ KKKKK	0.25% No	No No	No No
Boston Partners Emerging Markets Long/Short Fund	Institutional Class	WWWWW	No	No	No
Boston Partners Emerging Markets Fund	Institutional Class	SSSSSS	No	No	No

Schneider Capital Management
Schneider Small Cap Value Fund	1 Class	YY	No	No	No

Matson Money, Inc.
Free Market U.S. Equity Fund	1 Class	BBBB	No	No	No
Free Market International Equity Fund	1 Class	CCCC	No	No	No
Free Market Fixed Income Fund	1 Class	DDDD	No	No	No
Matson Money U.S. Equity VI Portfolio	1 Class	LLLLL	No	No	No
Matson Money International Equity VI Portfolio	1 Class	MMMMM	No	No	No
Matson Money Fixed Income VI Portfolio	1 Class	NNNNN	No	No	No

Adviser / Series	Class	Class Designation	12b-1 Plan	Non 12b-1	Front-End Sales Charge
Summit Global Investments LLC
Summit Global Investments U.S. Low Volatility Equity Fund	Class A Class I	GGGGG HHHHH	0.25% No	No No	5.25% No
	Class C	ZZZZZ	1.00%	No	No

Summit Global Investments Small Cap Low Volatility Fund	Class A Class I	AAAAAA BBBBBB	0.25% No	No No	5.25% No
	Class C	CCCCCC	1.00%	No	No
Summit Global Investments Global Low	Class I	OOOOO	No	No	No
Volatility Fund	Class A	PPPPP	0.25%	No	5.25%
	Class C	QQQQQ	1.00%	No	No

Abbey Capital Limited
Abbey Capital Futures Strategy Fund	Class A	RRRRR	0.25%	No	5.75%
	Class C	SSSSS	1.00%	No	No
	Class I Class T	TTTTT NNNNNN	No 0.25%	No No	No 2.50%
Abbey Capital Multi Asset Fund	Class I	VVVVVV	No	No	No
	Class A	WWWWWW	0.25%	No	5.75%
	Class C	XXXXXX	1.00%	No	No

Altair Advisers LLC
Adara Smaller Companies Fund	1 Class	UUUUU	No	No	No
Aquarius International Fund	1 Class	UUUUUU	No	No	No

Campbell & Company Investment Adviser LLC
Campbell Dynamic Trend Fund	Institutional	VVVVV	No	No	No

Motley Fool Asset Management, LLC
Motley Fool Global Opportunities Fund	Investor	EEEEEE	No	No	No
	Institutional	FFFFFF	No	No	No
Motley Fool Small-Mid Cap Growth Fund	Investor	GGGGGG	No	No	No
	Institutional	HHHHHH	No	No	No
Motley Fool Emerging Markets Fund	Investor	IIIIII	No	No	No
Motley Fool 100 Index ETF	1 Class	TTTTTT	No	No	No
Motley Fool Small-Cap Growth ETF	1 Class	YYYYYY	No	No	No
Motley Fool Innovation ETF	1 Class	ZZZZZZ	No	No	No

Orinda Asset Management, LLC
Orinda Income Opportunities Fund	Class I	KKKKKK	No	No	No
	Class A	LLLLLL	0.25%	No	5.00%
	Class D	MMMMMM	1.00%	No	No

APPENDIX B

EXCHANGE PRIVILEGES OF THE PORTFOLIOS

OF THE RBB FUND, INC.

FAMILY	Each Portfolio (Class) . . .	May Be Exchanged For Any of

Abbey Capital Futures Strategy Fund

Abbey Capital Futures Strategy Fund (RRRRR)*

Abbey Capital Futures Strategy Fund (SSSSS)*

Abbey Capital Futures Strategy Fund (TTTTT)*

*provided the shareholder meets the eligibility requirements for the class shares are being exchanged for or is otherwise eligible to purchase that class of shares

Abbey Capital Futures Strategy Fund (RRRRR) Abbey Capital Futures Strategy Fund (SSSSS) Abbey Capital Futures Strategy Fund (TTTTT)
Abbey Capital Multi Asset Fund

Abbey Capital Multi Asset Fund (VVVVVV)*

Abbey Capital Multi Asset Fund (WWWWWW)*

Abbey Capital Multi Asset Fund (XXXXXX)*

*provided the shareholder meets the eligibility requirements for the class shares are being exchanged for or is otherwise eligible to purchase that class of shares

Abbey Capital Multi Asset Fund (VVVVVV) Abbey Capital Multi Asset Fund (WWWWWW) Abbey Capital Multi Asset Fund (XXXXXX)
Boston Partners Investment Funds (Investor Classes)

Boston Partners All-Cap Value (WW)

Boston Partners Small Cap Value II (EEE)

Boston Partners Long/Short Equity Fund (JJJ)

Boston Partners Long/Short Research Fund (AAAAA)

Boston Partners Global Equity Fund (CCCCC)

Boston Partners Global Long/Short Fund (JJJJJ)

Boston Partners All-Cap Value (WW)

Boston Partners Small Cap Value II (EEE)

Boston Partners Long/Short Equity Fund (JJJ)

Boston Partners Long/Short Research Fund (AAAAA)

Boston Partners Global Equity Fund (CCCCC)

Boston Partners Global Long/Short Fund (JJJJJ)

Boston Partners Investment Funds (Investor Classes)

Boston Partners All-Cap Value (WW)*

Boston Partners Small Cap Value II (EEE)*

Boston Partners Long/Short Equity Fund (JJJ)*

Boston Partners Long/Short Research Fund (AAAAA)*

Boston Partners Global Equity Fund (CCCCC)*

Boston Partners Global Long/Short Fund (JJJJJ)*

*provided the accumulated net asset value

exceeds the minimum initial investment amount for Institutional Class Shares or the shareholder is otherwise eligible to purchase Institutional Class Shares and the investor is a financial intermediary sponsored fee-based program.

Boston Partners All-Cap Value (VV)

Boston Partners Small Cap Value II (DDD)

Boston Partners Long/Short Equity (III)

WPG Small/Micro Cap Value Fund (UUU)

Boston Partners Long/Short Research Fund (BBBBB)

Boston Partners Global Equity Fund (DDDDD)

Boston Partners Global Long/Short Fund (KKKKK)

Boston Partners Emerging Markets Long/Short Fund (WWWWW)

Boston Partners Emerging Markets Fund (SSSSSS)

Matson Money Free Market Funds (I Class)	Free Market U.S. Equity Fund (BBBB) Free Market International Equity Fund (CCCC) Free Market Fixed Income Fund (DDDD)	Free Market U.S. Equity Fund (BBBB) Free Market International Equity Fund (CCCC) Free Market Fixed Income Fund (DDDD)
Motley Fool Funds (Investor Classes)	Motley Fool Global Opportunities Fund (EEEEEE) Motley Fool Small-Mid Cap Growth Fund (GGGGGG) Motley Fool Emerging Markets Fund (IIIIII)	Motley Fool Global Opportunities Fund (EEEEEE) Motley Fool Small-Mid Cap Growth Fund (GGGGGG) Motley Fool Emerging Markets Fund (IIIIII)

FAMILY	Each Portfolio (Class) . . .	May Be Exchanged For Any of
Motley Fool Funds (Institutional Classes)	Motley Fool Global Opportunities Fund (FFFFFF) Motley Fool Small-Mid Cap Growth Fund (HHHHHH)	Motley Fool Global Opportunities Fund (FFFFFF) Motley Fool Small-Mid Cap Growth Fund (HHHHHH)
Orinda Income Opportunities Fund

Orinda Income Opportunities Fund (LLLLLL)*

Orinda Income Opportunities Fund (MMMMMM)*

*Class A and Class D shares of the Fund that have been purchased by a financial intermediary may be converted into Class I shares of the Fund. The minimum initial investment requirement for Class I shares may be waived by the Adviser for existing clients.

Orinda Income Opportunities Fund (KKKKKK)

*	During periods when these Portfolios are closed they are not eligible for exchange with the exception of an exchange from one class of shares into another class of shares within the same Portfolio.

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